Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of December 13, 2006, between Etwine Holdings, Inc. (“Etwine” or “the Company”), a Delaware Corporation at 366 North Broadway Suite 41042, Jericho, NY 11753.and Clifford Lerner, (“Employee”) c/o Etwine Holdings, Inc., 366 North Broadway Suite 41042, Jericho, NY 11753.

BACKGROUND

The Company and Employee are desirous of setting forth the terms and conditions of the employment by the Company of the Employee. In consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

1.
Title: Employee shall have the title of President and Chief Executive Officer of Etwine. In addition, Employee shall serve, if duly elected, as a member, and Chairman, of the Board of Directors of Etwine.

2.
Term: Subject to the terms and conditions hereof, the Company agrees to employ Employee and Employee agrees to serve the Company as President and Chief Executive Officer from the date hereof until December 1, 2007. At such time, the term of employment may be automatically extended for an additional three year period on terms no less favorable than those contained in this Employment Agreement; provided, however, that either party may terminate this Agreement at the end of its initial term or any subsequent annual term by giving six (6) months prior written notice of his/its election to do so.

3.
Services to be Rendered by the Employee; Duties and Responsibilities and Span of Authority and Control: Employee agrees to serve the Company as President and Chief Executive Officer, and, if duly elected, as a member, and Chairman, of the Board of Directors of the Company. Employee shall have the duties and privileges customarily associated with an executive occupying such roles, and shall perform all reasonable acts customarily associated with such roles, or necessary and/or desirable to protect and advance the best interests of the Company. Employee will report to the Board of Directors on matters involving policy and long-term strategic issues, specifically such things as the annual budget and strategic plan, developing and executing incentive compensation plans and sales compensation plans for all employees, major joint venture or merger/acquisition agreements. In such capacity, Employee shall perform such acts and carry out such duties, and shall in all other respects serve the Company faithfully and to the best of his ability. Specific areas where Employee shall have complete operating responsibility and authority are as follows: staffing, finance and financial reporting, marketing and sales including all aspects of advertising sales and product positioning, marketing and promotion, sales and marketing, research, design and graphics product development for the web sites and publications (print and electronic) associated with the Company’s business. The Employee will solicit the input of the Board of Directors on matters of long-term strategy and company direction, but with respect to day-to-day operations and management, the Employee shall have absolute and complete authority, control and responsibility.

4.
Compensation: Upon the execution of this Agreement, Employee shall receive options to purchase one million five hundred thousand shares of the Company’s Common Stock at a price of $0.40. These options shall vest immediately and shall be exercisable by the Employee at any time until the year 2012.

5.
Reimbursement of Expenses: The Company understands that the nature of Employee’s work requires frequent travel away from the office. Accordingly, the Company shall reimburse Employee for any and all reasonable out-of-pocket cash expenses incurred on behalf of the Company. This includes, but is not limited to, reimbursement to such business-related costs as the Employee’s travel, accommodations, automobile leasing or financing, cellular phone and automobile insurance expenses, along with reasonable expenses for gas, oil, tire replacement and repairs. In addition, the Company will also reimburse Employee for all reasonable entertainment and other related expenses wholly, exclusively and necessarily incurred by Employee in the discharge of his duties hereunder, in accordance with the Company’s normal practice. The Company shall provide Employee with an American Express Corporate Card (or similar card) in this regard. The Company will also pay for the cost of Employee’s membership in an accredited health and fitness facility and the cost of a complete annual physical exam for each year employee is employed by the Company.

6.
Time to be Devoted by Employee: Employee agrees to devote his business time, attention and efforts to the business of the Company and to use his best efforts to promote the interests of the Company. Employee shall be permitted to serve on the Board of Directors or Trustees or similar management bodies of other companies or entities that will, in the judgment of the Employee, be of benefit to the Company.

7.	Termination: Employment of the Employee under this Agreement will immediately terminate upon the happening of the following events:

(i)    The mutual agreement of the Employee and the Company, as indicated in a writing signed and notarized, by and between the parties.

(ii)    The death of the Employee.

(iv)    Disability. If, as a result of the Employee’s incapacity due to physical or mental illness, he shall have been absent from his duties and responsibilities under this Agreement for the entire period of one-hundred-eighty (180) consecutive business days or for an aggregate period of two-hundred-ten (210) business days during a consecutive period of two-hundred-seventy (270) business days, the Company may elect to terminate the Employee’s employment.

(iv)     The dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company in connection with which the business of the Company is continued).

(vi)     By the Company for Just Cause. For purposes of this Agreement "Just Cause" shall mean only the following: (i) a final non-appealable conviction of or a plea of guilty or nolo contendere by the Employee to a felony or misdemeanor involving fraud, embezzlement, theft, dishonesty or other criminal conduct against the Company; or (ii) habitual neglect of the Employee 's duties or failure by the Employee to perform or observe any substantial lawful obligation of such employment that is not remedied within thirty (30) days written notice thereof from the Company or its Board of Directors; or (iii) any material breach by the Employee of this Agreement.

(vii)  Change in Control.In the event that there is a change in control of the Company as a result of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of the Company, in connection with which the business of the Company is continued, Employee shall have the right to resign his position and be released from his obligations under this Agreement. If Employee elects to exercise that right, the Company shall be obligated to pay the Employee the compensation provided for in Section 14 of this Agreement.

(viii)  Resignation.Employee shall have the right to resign from his position with the Company at any time; however, all obligations of the Company to the Employee shall immediately cease as of the effective date of any such resignation.

(ix)   If Employee’s employment is terminated other than for Just Cause, as defined in Section 7 (vi), or his death or disability, Employee shall be entitled to severance payments equal to the annual compensation amounts for each of the remaining years of this Agreement due and owing to him under the terms of this Agreement, plus a minimum of two year’s base compensation, plus any prorated share of incentive compensation and stock options associated with any “sign on bonus” or earned under an incentive/performance plan, if any, earned by him. Such calculation is to be made by the Company’s independent auditors and reviewed and approved by the Board of Directors within thirty days of termination. In addition, any stock options to be issued under the incentive stock option plan or otherwise under this Agreement will vest immediately, and the Employee may exercise these options at his discretion, and the Company will provide the financing necessary for the Employee to exercise such options in the form of a non-interest bearing loan. In addition, if Employee’s employment is terminated other than for Just Cause, or his death or disability, the Employee may, at his sole discretion, put all of his shares to the Company, and the Company shall be obliged to purchase such shares for the fair market value at the time such put is exercised by Employee

8.
Employee Benefit Plans and Vacation: Employee shall be entitled to participate in all formal retirement, insurance, health care and disability plans that are in existence or may be adopted by the Company. Employee shall be entitled to vacation and personal days totaling not more than twenty-six working days in each fiscal year of the Company, such vacation days to be taken at times mutually agreeable to the Company and the Employee

9.
Indemnification: The Company will indemnify and hold harmless Employee with respect to any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any affiliate of the Company, to the extent permitted by applicable law; provided, however, that this indemnity shall not apply if the Employee is determined by a court of competent jurisdiction to have acted against the interests of the Company with gross negligence, gross misconduct, or gross malfeasance.

10.
Non-Competition: Employee agrees that while in the employ of the Company and, if this Agreement is terminated on account of Employee’s breach hereof, for a period of two years after termination of his employment, Employee will not directly or indirectly, as principal or agent, own, manage, operate, participate in or be employed or otherwise interested in, or connected in any manner with, any person, firm, corporation of other enterprise which is directly competitive, and wholly unaffiliated, with the Company or any of its affiliates. Nothing contained herein shall be construed as denying Employee the right to own securities of any corporation which is listed on a securities exchange, foreign or domestic, or quoted on the NASDAQ System to an extent of an aggregate of 5% of the outstanding share of such securities. In the event that the Company ceases doing business or files for Chapter 7 bankruptcy relief, Employee shall be wholly relieved of his duties of non-disclosure and non-competition with the Company.

11.
Confidentiality: Employee agrees that while he is in the employ of the Company and at all times thereafter, or otherwise in connection with the provisions hereof, he will not directly or indirectly make use of, divulge to any person, firm, corporation or entity or business organization and he shall use his best efforts to prevent the disclosure or publication of any information concerning the business, accounts, finances or the methods of doing business used by the Company, or of the dealings, transactions, or affairs of the Company which have or may have come to the attention and knowledge of Employee during his employment, unless such disclosure is in the best interests of the Company or is required by federal, state or local law or by Court order. Employee shall use his best professional judgment with respect to this sensitive area, giving due weight and consideration to how business affairs are conducted in the publishing and communications industry. The provisions this section shall survive the termination of Employee’s employment.

12.
Non-Interference: Employee agrees that he will not for a period of two years following the termination of his employment, (i) endeavor or attempt, directly of indirectly, to induce any person, firm corporation or enterprise which is competitive with the Company, and which shall have been at any time during his employment by the Company a customer or client of the Company, either to cease dealing with the Company or to deal with any other person, firm, corporation, enterprise or institution or (ii) deal in any way as principal or agent or in any other capacity with any such client or (iii) solicit the employment of any employee of the Company on behalf of any firm, corporation, enterprise or business organization or otherwise interfere with the employment relationship between any employee or offer of the Company and the Company. The provisions of this section shall survive the expiration of this agreement.

13.
Remedies: Upon any material breach of any provision of this Agreement, the Company and or the Employee, as the case may be, shall be entitled, if he/it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by the other party or to enjoin the other party from engaging in any activity in violation of any provision of this Agreement. Notwithstanding the foregoing, the Company understands that Employee has made his reputation and living in the publishing industry and nothing herein contained is intended to prevent Employee from working in this industry except that he shall not, for the period contemplated in this Agreement, compete directly with the Company in the area of publications directed at parents of children with disabilities for such period.

14.
Non-Assignability. This Agreement is personal and non-assignable by Employee. It shall extend to, and be binding upon any corporation or other entity, other than an affiliate of the Company, with which the Company shall merge or consolidate or to which the Company shall sell, transfer, assign, lease all, or substantially all of its assets to a third party or a majority of the voting capital stock of the Company is transferred to a third party who currently does not hold a majority of the voting capital stock of the Company (or related party), (a “Change of Control event”). In the event Employee is terminated as a consequence of a Change of Control Event, Employee shall be entitled to receive, in addition to the amount payable under Section 7, (i) the full value of compensation remaining on the Agreement or one year’s base salary whichever is greater; (ii) any portion of any earned incentive/bonus compensation payable in a lump sum within thirty (30) days of termination; (iii) reimbursement of all outstanding expenses including health care, auto, etc.; (iv) upon presentation of reasonable documentation and support for such expenses, up to $50,000.00 in out-placement fees to be used in connection with Employee’s search for new employment and (v) continuation of all Employee benefits up to the time Employee finds new employment or for a period of two years following such termination, whichever first occurs.

15.
Notices: All notices to be given under this Agreement shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to be given to the Company:

Etwine Holdings, Inc.
366 North Broadway
Suite 41042
Jericho, NY 11753
Attention: Clifford Lerner

If to be given to the Employee:

Clifford Lerner
366 North Broadway
Suite 41042
Jericho, NY 11753

16.
Miscellaneous: This Agreement may not be changed or modified, nor can any provision of this Agreement be waived, except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed by and controlled by the internal laws of the State of New Jersey without reference to principles of conflict of laws. This Agreement shall continue in effect in the event of a Change of Control Event as defined above in this Agreement, and in the event of a sale or transfer of any significant assets of the Company, acquisition of the company, or merger with another business or entity.

                                    IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                    SIGNATURE PAGE

The “Company”
Attest:		Etwine Holdings, Inc.

/s/ Clifford Lerner
	Secretary	Name: Clifford Lerner
Title: President and Chief Executive Officer

The “Employee”

/s/Clifford Lerner
	Witness	Clifford Lerner